UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 228-0711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 12, 2014, EPL Oil & Gas, Inc., a Delaware corporation (“EPL”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy XXI (Bermuda) Limited, an exempted company formed under the laws of Bermuda (“Energy XXI”), Energy XXI Gulf Coast, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Energy XXI (“OpCo”) and Clyde Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of OpCo (“Merger Sub”). Upon the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EPL (the “Merger”), and the separate existence of Merger Sub will cease with EPL continuing as the surviving corporation and as a wholly-owned subsidiary of OpCo.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of EPL common stock, par value $0.001 per share (“EPL Common Stock”), will be converted into the right to receive, at the election of the holder, but subject to pro-ration with respect to the stock and cash portion so that 65% of the aggregate merger consideration is paid in cash and 35% of the aggregate merger consideration is paid in common shares of Energy XXI, par value $0.005 per share (“Energy XXI Common Stock”) the following: (i) (x) 0.584 of a share of Energy XXI Common Stock and (y) $25.35 in cash without interest; (ii) $39.00 cash without interest; or (iii) 1.669 shares of Energy XXI Common Stock (collectively, the “Merger Consideration”).

In connection with the Merger, each outstanding restricted share of EPL Common Stock and phantom share of EPL Common Stock will fully vest at the Effective Time and be treated as a share of EPL Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration. At the Effective Time, each stock option to purchase shares of EPL Common Stock will be deemed exercised pursuant to a cashless exercise and be converted into the right to receive the cash portion of the Merger Consideration, without being subject to pro-ration.

The respective boards of directors of Energy XXI, OpCo, Merger Sub and EPL have all unanimously approved the Merger Agreement. The board of directors of EPL has agreed to recommend that its shareholders adopt the Merger Agreement. The board of directors of Energy XXI has agreed to recommend that its shareholders approve the issuance of Energy XXI Common Stock in connection with the Merger.

Pursuant to the Merger Agreement, prior to the Effective Date, Energy XXI will increase the size of its board of directors (the “Energy XXI Board”) to seven directors and EPL’s board of directors (“the EPL Board”) will designate one of its members to be elected as a Class II director to the Energy XXI Board, subject to consent by Energy XXI’s Nominating Committee. The new director will be appointed to either the Audit Committee or the Remuneration Committee of the Energy XXI Board, as designated by the EPL Board. The Energy XXI Board has agreed to nominate this new director and recommend that its shareholders elect such new director to the Energy XXI Board at the shareholder meeting at which the issuance of Energy XXI Common Stock in the Merger will be voted upon.

Pursuant to the Merger Agreement, EPL has agreed, subject to certain exceptions with respect to unsolicited bids, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited company proposals. However, the EPL Board may, subject to certain conditions, change its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement if, in connection with receipt of a bona fide, unsolicited competing proposal, it determines that such competing proposal was a superior proposal and the failure to effect such a change in recommendation or termination would be inconsistent with its fiduciary duties or if, in connection with an event unrelated to the competing proposal that was not reasonably foreseeable at the time of the Merger Agreement, change its recommendation in favor of adoption of the Merger Agreement if it determines that not doing so would be inconsistent with the exercise of its fiduciary duties.

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including: (i) approval of the Merger Agreement by EPL’s stockholders, (ii) approval of the issuance of Energy XXI Common Stock by Energy XXI’s shareholders, (iii) approval of the election of the new director to the Energy XXI board of directors by the Energy XXI shareholders, (iv) approval for listing of the shares of Energy XXI Common Stock to be issued in the Merger on the NASDAQ Global Select Market, (v) there being no law or injunction prohibiting consummation of the Merger, (vi)

expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (vii) the effectiveness of a registration statement on Form S-4 registering the shares of Energy XXI Common Stock to be issued in the Merger, (viii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (ix) compliance by the other party in all material respects with its covenants, (x) EPL meeting a minimum EBITDAX requirements for the four consecutive fiscal periods ending prior to the closing of no less than 70% of EPL’s EBITDAX for the year ended December 31, 2013 and (xi) the absence of a material adverse effect on the other party. The completion of the Merger is not conditioned on receipt of financing by Energy XXI.

EPL and Energy XXI have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements whereby EPL and Energy XXI has each agreed to (i) operate its respective business in the ordinary course; (ii) use all commercially reasonable efforts to maintain and preserve its present business organization, key officers, key employees, suppliers, and customers; (iii) subject to certain exceptions, not take certain actions relating to its respective dividends, capital stock, alternative business combinations, among other things, during the period between the execution of the Merger Agreement and the Effective Date; and (iv) use reasonable best efforts to cause the Merger to be completed, including certain specified actions, such as obtaining the approval of the Merger under the HSR Act. Additionally, Energy XXI has agreed that it will not enter into, participate or engage in or continue discussions with respect to any potential merger or combination, acquisition, partnership or joint venture (involving a material investment) likely to impair Energy XXI’s, OpCo’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement by the outside date (as same may be extended).

The Merger Agreement contains certain termination rights for both EPL and Energy XXI and further provides that, upon termination of the Merger Agreement, under certain circumstances, a party may be required to pay the other party a termination fee equal to $45 million or, in certain other circumstances, a party may be required to reimburse the other party for its expenses up to $6 million.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, EPL entered into a voting agreements (each, an “Energy XXI Voting Agreement”) with each of the executive officers and directors of Energy XXI (each, an “Energy XXI Shareholder”). The Energy XXI Voting Agreements provide that, upon the terms and conditions set forth therein, each Energy XXI Shareholder will vote all shares of Energy XXI Common Stock beneficially owned by such Energy XXI Shareholder (i) in favor of the issuance of Energy XXI Common Stock in the Merger, the election of EPL’s director to the Energy XXI Board and any other matter that is required to be approved by the shareholders of Energy XXI in order to effect the Merger and (ii) against certain other specified alternative transactions or actions that would result in the failure of EPL’s director to be elected to the Energy XXI Board. Each Energy XXI Voting Agreement terminates upon the earliest of (1) the termination of the Merger Agreement in accordance with its terms; (2) the Effective Time; and (3) any reduction of the Merger Consideration or change in the form of the Merger Consideration.

Additionally, simultaneously with the execution of the Merger Agreement, Energy XXI, OpCo and Merger Sub entered into voting agreements with each of the executive officers and directors of EPL (each, an “EPL Stockholder”, and each such voting agreement, an “EPL Voting Agreement,” and, together with the Energy XXI Voting Agreements, the “Voting Agreements”). The EPL Voting Agreements provide that, upon the terms and conditions set forth therein, each EPL Stockholder will vote all shares of EPL Common Stock beneficially owned by such EPL Stockholder (i) in favor of the approval of the Merger Agreement, the Merger and any other matter that is required to be approved by the stockholders of EPL in order to effect the Merger and (ii) against certain other specified alternative transactions. Each EPL Voting Agreement terminates upon the earliest of (1) the termination of the Merger Agreement in accordance with its terms; (2) the Effective Time; and (3) any reduction of the Merger Consideration or change in the form of the Merger Consideration.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2014, the EPL Board approved an amendment (the “Bylaws Amendment”) to the Third Amended and Restated Bylaws (the “Bylaws”) of EPL. The Bylaws Amendment adds a new Section 7.6 to the Bylaws entitled “Forum for Adjudication of Disputes” and reads in full as follows:

“Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate or these Bylaws (in each case, as may be amended from time to time); or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.6.”

The Bylaws Amendment became effective on March 11, 2014. A copy of the Bylaws Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference herein in its entirety.

Item 8.01.	Other Events.

On March 12, 2014, EPL and Energy XXI issued a joint press release announcing that they had entered into the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Additional Information

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Energy XXI and EPL. The proposed merger will be submitted to the stockholders of EPL for their consideration. In connection therewith, Energy XXI intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Energy XXI and EPL that also constitutes a prospectus of Energy XXI. EPL will mail the joint proxy statement/prospectus to its stockholders. Energy XXI and EPL also plan to file other relevant documents with the SEC regarding the transaction. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about EPL, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EPL will be available free of charge on EPL’s website at www.eplweb.com under the heading “SEC Filings” within the “Financial Information” section in the “Investor Relations” portion of EPL’s website or by contacting EPL’s Investor Relations Department at (713) 228-0711. Copies of the documents filed with the SEC by Energy XXI will be available free of charge on Energy XXI’s website at www.energyxxi.com under the heading “SEC Filings” within the “Investor Relations” portion of Energy XXI’s website or by contacting Energy XXI’s Investor Relations Department at (713) 351-3006.

Energy XXI and EPL and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of EPL is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 21, 2013, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Energy XXI is set forth in its proxy statement for its 2013 Annual General Meeting of Shareholders, which was filed with the SEC on October 7, 2013, its annual report on Form 10-K for the fiscal year ended June 30, 2013, which was filed with the SEC on August 21, 2013, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of EPL and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect EPL’s and Energy XXI’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, EPL’s and Energy XXI’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by stockholders or shareholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of EPL and Energy XXI and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: the failure of the stockholders of EPL or the shareholders of Energy XXI to approve the proposed merger; the risk that the conditions to the closing of the proposed merger are not satisfied; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; uncertainties as to the timing of the proposed merger; competitive responses to the proposed merger; costs and difficulties related to the integration of EPL’s business and operations with Energy XXI’s business and operations; the inability to or delay in obtaining cost savings and synergies from the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of Energy XXI following completion of the proposed merger; and any changes in general economic and/or industry specific conditions.

EPL and Energy XXI caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EPL’s and Energy XXI’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning EPL, Energy XXI, the proposed transaction or other matters and attributable EPL and Energy XXI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and neither EPL nor Energy XXI undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Third Amended and Restated Bylaws of EPL Oil & Gas, Inc., effective March 11, 2014

99.1*	Joint Press Release dated March 12, 2014, issued by Energy XXI and EPL

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2014

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro
David P. Cedro Senior Vice President, Chief Accounting Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Third Amended and Restated Bylaws of EPL Oil & Gas, Inc., effective March 11, 2014

99.1*	Joint Press Release dated March 12, 2014, issued by Energy XXI and EPL

*	Furnished herewith